Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

June 9, 2023

Sculptor Capital Management, Inc.

9 West 57th Street

New York, New York 10019

Re: Registration of Securities by Sculptor Capital Management, Inc.

Ladies and Gentlemen:

We have acted as counsel to Sculptor Capital Management, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i) shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Shares”);

(ii) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for Class A Shares or Preferred Shares (defined below);

(iii) warrants representing the right to receive or the obligation to sell, upon exercise, a number of Class A Shares, Preferred Shares and/or Debt Securities (the “Warrants”);

(iv) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Shares”);

(v) depositary shares representing fractional interests in Preferred Shares of a particular series (the “Depositary Shares”);

(vi) subscription rights to purchase Class A Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts (as defined herein) or Units (as defined herein) or any combination thereof (the “Subscription Rights”);

Sculptor Capital Management, Inc.

(vii) purchase contracts (the “Purchase Contracts”) to purchase Class A Shares, Preferred Shares or Depositary Shares; and

(viii) units of the Company consisting of two or more of any combination of Class A Shares, Preferred Shares, Depositary Shares, Subscription Rights, Debt Securities, Warrants or Purchase Contracts (the “Units”).

The Class A Shares, the Debt Securities, the Warrants, the Preferred Shares, the Depositary Shares, the Subscription Rights, the Purchase Contracts and the Units are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. When (i) the issuance and sale of any Class A Shares have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Class A Shares will be validly issued, fully paid and nonassessable. The Class A Shares covered in the opinion in this paragraph includes any Class A Shares that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2. When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture (including any supplemental indenture), such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

Sculptor Capital Management, Inc.

3. When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Warrants covered in the opinion in this paragraph include any Warrants that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

4. When (i) the terms of any Preferred Shares of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Shares has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Preferred Shares will be validly issued, fully paid, and nonassessable. The Preferred Shares covered in the opinion in this paragraph includes any Preferred Shares that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

5. When (i) the terms of any Depositary Shares and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) the Preferred Shares relating to such Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph 4 above and have been deposited with the depositary under the applicable deposit agreement, and (iii) the depositary receipts evidencing such Depositary Shares have been duly executed, countersigned and delivered in accordance with the related depositary agreement, and as contemplated by the Registration Statement and the related depositary agreement, the depositary receipts evidencing such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related depositary agreement. The Depositary Shares covered in the opinion in this paragraph include any Depositary Shares of the Company that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

6. When (i) the terms of any Subscription Rights and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Subscription Rights have been duly executed and delivered in accordance with the applicable rights agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Subscription Rights covered in the opinion in this paragraph include any Subscription Rights of the Company that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

Sculptor Capital Management, Inc.

7. When (i) the terms of any Purchase Contracts and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Purchase Contracts have been duly executed and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Purchase Contracts covered in the opinion in this paragraph include any Purchase Contracts of the Company that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

8. When (i) the terms of any Units (including the terms of the component Securities) and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Units have been duly executed (if the Units are represented by a separate instrument) and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Units covered in the opinion in this paragraph include any Units of the Company that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture), warrant or depositary agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the certificate of incorporation and bylaws of the Company (if applicable); (iii) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of Class A Shares issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; (v) the number of Preferred Shares issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; and (vi) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law or contractual obligation and so as to comply with any requirement or restriction imposed by any contractual obligation or any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Sculptor Capital Management, Inc.

Our opinions set forth above are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity. Our opinions are also subject to the qualification that the enforceability of provisions in any applicable indenture (including any supplemental indenture) providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds. In addition, we express no opinion with respect to the enforceability of rights to receive prepayment premiums or the unaccrued portion of original issue discount upon acceleration of any Debt Securities, in each case to the extent determined to be unreasonable or to constitute unmatured interest or judgment currency provisions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

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